Exhibit 10.1

THIRD AMENDMENT TO THE INVESTMENT MANAGEMENT TRUST AGREEMENT

THIS THIRD AMENDMENT is made as of October 22, 2025, by and between Yotta Acquisition Corporation (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”).

WHEREAS, the Company and the Trustee entered into an Investment Management Trust Agreement dated as of April 19, 2022 (as amended on April 19, 2023 and August 22, 2024, the “Trust Agreement”);

WHEREAS, Section 1(i) of the Trust Agreement provides that the time period for which the Trust Account is to exist may be extended by amendment approved by the Company’s stockholders; and

WHEREAS, at a special meeting of the stockholders of the Company held on October 22, 2025, the stockholders approved an amendment to the Trust Agreement to extend the date by which the Company must complete a business combination from October 22, 2025 to April 22, 2027.

NOW, THEREFORE, in consideration of the foregoing and mutual agreements contained herein, the parties hereto agree as follows:

1.	The date set forth in Section 1(i) of the Trust Agreement is hereby amended by replacing “October 22, 2025” with “April 22, 2027.”

2.	Except as hereby amended, the Trust Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed as of the date first above written.

YOTTA ACQUISITION CORPORATION

By:	/s/ Hui Chen
Name:	Hui Chen
Title:	Chief Executive Officer

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:	/s/ Francis Wolf
Name:	Francis Wolf
Title:	Vice President